FOR IMMEDIATE RELEASE	CONTACT:
August 14, 2008	Andrew Zaref, CFO
(212) 273-1141

ATRINSIC REPORTS OPERATING RESULTS FOR THE SECOND QUARTER 2008

Second Quarter Highlights

■	Second Quarter and First Half 2008 Proforma Revenues of $34.8 and $74.7 million, Proforma Adjusted EBITDA of $3.4 and $5.8 million, and Proforma Net Income of $1.6 and $2.0 million.
■	Second Quarter and First Half 2008 Revenues of $31.5 and $60.2 million.
■	Significant progress integrating Traffix and completed acquisition of Ringtone.com
■	To date the Company repurchased 469,800 shares of Common stock.
■	Successfully launched numerous new content offerings including MassiveMP3giveaway.com with continued development of additional content offerings expected to be released in second half of 2008.

New York (August 14, 2008) - New Motion, Inc., doing business as Atrinsic, (NASDAQ: NWMO), a premier online and mobile marketing services company, announced today that revenues for the second quarter of 2008 were $31.5 million compared with $6.9 million in the second quarter of 2007, an increase of 356%. Revenues for the six months ended June 30, 2008 and 2007 were $60.2 million and $12.5 million, an increase of 380%. The increase in revenues is primarily attributable to the Company’s merger with Traffix, Inc., which was consummated on February 4, 2008, that added $21.5 and $37.1 million in revenues for the three and six month periods ended June 30, 2008. The Company continues to leverage the benefits of its cross media Internet and Mobile platforms, vertically integrate its proprietary content and online distribution network, and diversify its revenues with new service offerings. For the second quarter of 2008, on a comparable basis, the Company experienced a 45% increase in revenues derived from its mobile offerings and a 100% increase in revenues from its online service offerings as a result of the Traffix acquisition, effective February 4, 2008. For the six months ended June 30, 2008, revenues derived from mobile and online service offerings increased 84% and 100%, respectively.

Operating expenses for the second quarter of 2008 were $11.3 million compared with operating expenses of $7.4 million in the second quarter of 2007, an increase of approximately $4 million, primarily attributable to the acquisition of Traffix. The Company is continuing to achieve the anticipated $4.1 million efficiencies gained from the merger while simultaneously developing an appropriate infrastructure to support anticipated growth. In addition, the Company is carefully monitoring its performance expectations and market conditions relative to its discretionary customer acquisition and lead generation activities.

Net income for the second quarter of 2008 was $1.1 million ($0.05 per basic and diluted earnings per share) compared with a net loss of $0.9 million for the second quarter of 2007 ($0.08 per basic and diluted loss per share). Net income for the six months ended June 30, 2008 was $0.8 million ($0.04 per basic and diluted earnings per share) compared with a net loss of $1.3 million for the six months ended June 30, 2007 ($0.12 per basic and diluted loss per share).

As of June 30, 2008, the Company had cash and cash equivalents of $17.2 million, marketable securities of approximately $8.05 million coupled with significant working capital to support future growth, business development initiatives, and capital activities. To date the Company has repurchased 469,800 shares of its Common stock at a cost of approximately $2.0 million pursuant to its stock repurchase program previously announced on April 9, 2008.

Non-GAAP 1  Adjusted EBITDA for the second quarter was $2.9 million compared with $(1.4) million for the second quarter of 2007. On a non-GAAP per diluted share basis, Adjusted EBITDA per share for the second quarter of 2008 was $0.12 as compared to $(0.12) for the second quarter of 2007.

Company Goals

During 2008, the Company has consummated two significant business combinations and taken significant actions to maximize the efficiencies related to those transactions. In addition, management has reduced operating expenses, launched numerous operational initiatives, and continues to monitor the marketplace for additional opportunities. The nature, timing, and magnitude of future activities will depend on, among other things, operating performance, post merger integration activities, and market conditions. Management continuously seeks to build long term shareholder value by prudently deploying capital with expectations for an anticipated risk adjusted return.

Management’s goal is to continue to identify, and execute, additional transformative type activities which, coupled with its expectations for an improved operating environment, are expected to establish a Company with Estimated 2008 Revenues2  to be in the range from $145 million to $160 million, resulting in Estimated 2008 Adjusted EBITDA to be in the range from $15 million to $20 million. In addition, the Company expects to finish 2008 with sufficient capital resources enabling continued development and growth into the future.

1 All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.
2 Estimated 2008 Revenues and Estimated 2008 Adjusted EBITDA include the actual reported amounts prepared in accordance with GAAP, the items necessary to reconcile from GAAP to the associated non-GAAP EBITDA, the related contributed amounts from the Traffix and Ringtone.com transactions as if those transactions occurred at the beginning of the periods presented, and other transactions should such opportunities become available. There can be no assurance that such opportunities will become available, under appropriate terms and conditions, and within the time period described above.

About New Motion, Inc. (doing business as Atrinsic)

New Motion, Inc., doing business as Atrinsic, is one of the leading digital advertising and entertainment networks in the United States. Atrinsic is organized as a single segment business with two principal activities: (1) Networks services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Entertainment services - offering our portfolio of subscription-based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated vehicle for the generation of qualified leads monetized by the sale and distribution of entertainment content, brand-based distribution and pay-for-performance advertising. Atrinsic’s Entertainment service’s content is organized into four strategic service groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction interactive game, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary entertainment content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangement.

Availability of Annual Report on Form 10-KSB and Interim Report on Form 10-Q

On April 29, 2008, the Company filed an amendment on Form 10-KSB/A to its Form 10-KSB for the sole purpose of including the Part III information. A copy of the Form 10-KSB can be obtained at no cost on the Company’s website, www.atrinsic.com, or on the SEC’s website, www.sec.gov. A copy of the Company’s Form 10-KSB is also available in print at no cost to any Company shareholder upon request. In addition, concurrent with the distribution of this press release the Company is filing its interim report on Form 10Q for the second quarter of 2008.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s expectations that it will have Estimated 2008 Revenues in the range from $145 million to $160 million which will result in Estimated 2008 Adjusted EBITDA in the range from $15 million to $20 million, as well as the Company’s expectation to finish 2008 with sufficient capital resources to enable continued development and growth into the future. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, the following: post merger integration issues associated with the recently completed merger making it more difficult to maintain relationships with customers, employees, or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the Traffix merger or the Ringtone.com acquisition may not be realized; and other risks that may impact the Company’s business, some of which are discussed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risk Factors” and elsewhere, including without limitation, each of the Company’s Quarterly and Annual Reports, as filed on Forms 10-Q or 10-QSB, 10-K, 10-KSB, or 10-KSB/A, respectively, and as applicable. All information in this release is as of August 14, 2008. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three and six month periods ended June 30, 2008 and 2007. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; interest expense, interest and dividend income, net, minority interest, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Income/(Loss)
to EBITDA and Adjusted EBITDA
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net Income (loss)	$1,066	$(887)	$798	$(1,259)

Reconciliation Items:
Minority interest	(48)	(20)	(76)	135
Income tax expense (benefit)	768	(909)	594	(905)
Other expense	37	-	167	21
Interest income and dividends, net	(75)	(142)	(360)	(221)
Depreciation and amortization	715	320	1,280	514

EBITDA	2,463	(1,638)	2,403	(1,715)

Non-cash equity based compensation	386	278	1,080	472

Adjusted EBITDA	$2,849	$(1,360)	$3,483	$(1,243)

Diluted Adjusted EBITDA
per common share	$0.12	$(0.12)	$0.16	$(0.12)

Condensed Pro Forma Summary

The following table set forth the Company’s Condensed Proforma results for the three and six month periods ended June 30, 2008 and 2007. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. and the acquisition of Ringtone.com, with both being accounted for by the purchase method of accounting as if they had occurred as at January 1, 2007, the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

Pro Forma Consolidated Statement of Operations
For the Three and Six Months Ending June 30, 2008 and 2007
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net revenues	$34,797	$27,836	$74,726	$52,574
Cost of revenues	20,605	16,476	44,563	30,084
Gross proft	14,192	11,360	30,163	22,489

Operating expense net of interest
income and other expense	11,575	12,222	26,809	24,657

Income tax expense (benefit)	1,054	(353)	1,381	(889)
Net income (loss)	$1,563	$(509)	$1,973	$(1,279)
Basic and Diluted earnings per share	$0.07	$(0.02)	$0.09	$(0.06)

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. and the acquisition of Ringtone.com as if they had occurred as of January 1, 2007, the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

Reconciliation of Pro Forma Net Income/(Loss)
to Pro Forma EBITDA and Pro Forma Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Pro Forma Net Income (loss)	$1,563	$(509)	$1,973	$(1,279)

Reconciliation Items:
Minority interest	(47)	(20)	(76)	183
Income tax expense (benefit)	1,054	(353)	1,381	(889)
Other expense	(203)	7	167	20
Interest income and dividends, net	(75)	(454)	(360)	(832)
Depreciation and amortization	749	1,771	1,587	3,417

Pro Forma EBITDA	3,040	442	4,672	620

Non-cash equity based compensation	386	343	1,080	631

Adjusted Pro Forma EBITDA	$3,426	$785	$5,752	$1,251

Diluted Pro Forma Adjusted EBITDA
per common share	$0.15	$0.07	$0.27	$0.12

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,152	$987
Marketable securities	-	9,463
Accounts receivable, trade, net of allowance for doubtful accounts
of $1,303 at June 30, 2008 and $565 at December 31, 2007	22,269	8,389
Other current assets	3,947	2,278
TOTAL CURRENT ASSETS	43,368	21,117

PROPERTY AND EQUIPMENT, NET	3,815	860
MARKETABLE SECURITIES - NON CURRENT	8,050	-
GOODWILL	101,373	-
INDENTIFIED INTANGIBLES, NET	45,903	599
OTHER ASSETS	560	1,387
TOTAL ASSETS	$203,069	$23,963

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,322	$3,257
Accrued expenses	13,108	3,720
Other current liabilities	375	99
TOTAL CURRENT LIABILITIES	17,805	7,076

Deferred income taxes	17,442	-
Notes payable	1,771	22
TOTAL LIABILITIES	37,018	7,098

Minority interest	207	283

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 22,774,327 and
12,021,184 issued and outstanding, respectively	228	120
Additional paid-in capital	168,948	19,583
Accumulated other comprehensive loss	-	(38)
Common stock, held in treasury, at cost, 232,300 shares	(1,047)
Accumulated deficit	(2,285)	(3,083)

TOTAL STOCKHOLDERS' EQUITY	165,844	16,582
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$203,069	$23,963

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

NET REVENUES	$31,451	$6,894	$60,189	$12,536

COST OF REVENUES	18,378	1,494	32,864	2,220

GROSS PROFIT	13,073	5,400	27,325	10,316

OPERATING EXPENSES
Selling and marketing	2,581	4,460	9,154	7,447
General and administrative (includes non-cash equity
compensation of $386, $278, $1,080, and $472, respectively)	8,029	2,578	15,768	4,584
Deprecation and amortization	715	320	1,280	514
	11,325	7,358	26,202	12,545

INCOME (LOSS) FROM OPERATIONS	1,748	(1,958)	1,123	(2,229)

OTHER (INCOME) EXPENSE
Interest income and dividends, net	(75)	(142)	(360)	(221)
Other expense	37	-	167	21

INCOME (LOSS) BEFORE INCOME TAXES	1,786	(1,816)	1,316	(2,029)

INCOME TAXES	768	(909)	594	(905)

INCOME (LOSS) BEFORE MINORITY INTEREST	1,018	(907)	722	(1,124)

MINORITY INTEREST	(48)	(20)	(76)	135

NET INCOME (LOSS)	$1,066	$(887)	$798	$(1,259)

EARNINGS (LOSS) PER SHARE:
Basic	$0.05	$(0.08)	$0.04	$(0.12)
Diluted	$0.05	$(0.08)	$0.04	$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic	22,664,860	11,780,923	20,613,896	10,650,096
Diluted	23,176,573	11,780,923	21,209,564	10,650,096

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended
	June 30
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$798	$(1,259)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Allowance for doubtful accounts	738	(602)
Depreciation and amortization	1,280	514
Stock-based compensation expense	1,080	472
Net losses on sale of marketable securities	175	-
Deferred income taxes	(88)	(1,044)
Minority interest in net loss of consolidated joint venture	(76)	135
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	1407	(710)
Other current assets	(646)	(602)
Other assets	(480)	(10)
Accounts payable	(6,692)	(723)
Other, principally accrued expenses	936	892
Net cash used in operating activities	(1,568)	(2,937)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities	(6,332)	-
Proceeds from sales of securities	20,658	-
Cash received in business combinations	12,271	-
Cash paid in business combinations	(7,041)	(1,006)
Capital expenditures	(972)	(118)
Net cash provided by (used in) investing activities	18,584	(1,124)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of notes payable	(1)	(552)
Expenditures for equity financing	-	(470)
Issuance of warrants	-	57
Issuance of stock	-	18,471
Purchase of common stock held in treasury	(1,047)	-
Proceeds from exercise of stock options	197	-
Net cash (used in) provided by financing activities	(851)	17,506

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,165	13,445
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	987	544
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,152	$13,989